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                                                                   EXHIBIT 10.62

                VERITAS 2002 EXECUTIVE OFFICER COMPENSATION PLAN

                                  - Name, Title

The 2002 Executive Officer Annual Compensation Plan shall consist of the following components:

COMPONENT                         AMOUNT          PAID
---------                         -------         ---------------
Base Salary                       $0,000          Regular payroll
EPS Bonus                         $0,000          Annually
Revenue Bonus                     $0,000          Annually
                 TOTAL            $0,000

BASE SALARY

The Base Salary will be paid on a semi-monthly basis.

EPS BONUS

Achieving the earnings per share specified in the approved operating plan shall fund the EPS Bonus pool. The pool shall be funded in accordance with the following plan:

            PERFORMANCE                                PAYOUT
            -----------                                ------
               <90%                                      0
                90%                                     75%
                95%                                     90%
               100%                                     100%
               105%                                     115%
               110%                                     150%
               115%                                     200%
               120%                                     250%
               >120%                                    250%

Any intermediate achievement between levels will earn a proportional amount of bonus.

REVENUE GROWTH BONUS

Achieving the revenue growth specified in the approved operating plan shall fund the Revenue Growth Bonus pool. The pool shall be funded in accordance with the following plan:

PERFORMANCE     PAYOUT       PERFORMANCE        PAYOUT
-----------     ------       -----------        ------
    <80%          0%            120%             145%
    80%           50%           130%             160%
    90%           75%           140%             175%
    95%           90%           150%             190%
    100%         100%           160%             205%
    110%         115%           167%             250%
    115%         130%           >167%            250%

Any intermediate achievement between levels will earn a proportional amount of bonus.

PAYMENTS

Actual bonus payments will be determined by measurement of individual performance. The CEO shall be responsible for setting recommendations and presenting to the Compensation Committee for approval.

ELIGIBILITY

In order to be eligible to receive a bonus, the individual must be employed by Veritas at the time of payment.

DISCRETION OF THE CEO AND BOARD OF DIRECTORS

Notwithstanding the above, the Company's CEO and/or board of directors, at his/its sole discretion, may, for reasonable cause, modify or change this Plan or its implementation at any time.



------------------------ --------           --------------------------- --------
VERITAS                  Date               Mr./Ms.                     Date